UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
NOVADIGM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

For details, contact: Wallace Ruiz Chief Financial Officer Phone (201) 512-7809 Email: wruiz@novadigm.com

FOR IMMEDIATE RELEASE

        MAHWAH, N.J. - March 10, 2004 - Novadigm, Inc. (Nasdaq: NVDM), today announced that it will hold a special meeting of stockholders on Tuesday, March 30, 2004, at 10:00 a.m., local time, at One International Boulevard, Mahwah, New Jersey 07495, for the purpose of voting upon a proposal to approve the previously announced merger agreement among Novadigm, Hewlett-Packard Company ("HP") and a wholly-owned subsidiary of HP, and the merger of Novadigm into that subsidiary, as contemplated by the merger agreement. Stockholders of record of Novadigm at the close of business on February 26, 2004 will receive notice of, and are entitled to vote at, the special meeting. Under the terms of the merger agreement, HP will pay $6.10 in cash for each outstanding share of Novadigm common stock.

        Novadigm and HP are working toward completing the merger as quickly as possible after the special meeting. In addition to obtaining Novadigm stockholder approval, the parties must also obtain clearance under applicable antitrust laws and satisfy other conditions before the merger can be completed.

Where To Find Additional Information About The Merger

On March 9, 2004, Novadigm filed with the Securities and Exchange Commission a definitive proxy statement, and has filed and will file other relevant materials, in connection with the merger. Before making any decision with respect to the merger, stockholders of Novadigm are urged to read the definitive proxy statement and the other relevant materials filed with the SEC because they contain important information about the merger. The proxy statement and other relevant materials may be obtained free of charge at the SEC's web site at ‹www.sec.gov›. In addition, stockholders of Novadigm may obtain free copies of the documents filed with the SEC by contacting Novadigm Investor Relations at 201-512-7809, or Novadigm at 210-512-1000. Stockholders may also read and copy any reports, statements and other information filed by Novadigm at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Novadigm in connection with the merger, and their interests in the solicitation, is set forth in the definitive proxy statement.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. The forward looking-statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or applied by the forward looking statements, including the risk that Novadigm's merger with HP will not be consummated on a timely basis or at all and other risks related to the pendency of the merger. Except as expressly required by the federal securities laws, Novadigm undertakes no obligation to update or revise these forward-looking statements or forecasts to reflect new events or changed circumstances or for any other reason.